UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2006

WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-23819	76-0547762
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Via Fortuna, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code) (512) 732-0932

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On July 13, 2006, Wilson Holdings, Inc. (the “Company”) entered into an employment agreement with Daniel Allen, its Executive Vice President and Chief Financial Officer. In the event of the involuntary termination of Mr. Allen’s service with the Company, the agreement provides for monthly payments equal to Mr. Allen’s monthly salary payments to continue for twelve months and a one-time payment of fifty percent of his prior year bonus. If such involuntary termination occurs within twelve months of a change in control of the Company, Mr. Allen will receive monthly salary payments for a period of twenty four months in addition to the one-time payment of fifty percent of the prior year bonus. A copy of the employment agreement is filed as Exhibit 99.1 hereto and is incorporated into this Item 1.01 by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, the Board of Directors of the Company approved the Amended and Restated Bylaws of Wilson Holdings, Inc. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 and the terms of which are incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws.
99.1	Employment Agreement dated July 13, 2006 by and between Registrant and Daniel Allen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2006	WILSON HOLDINGS, INC. By: /s/ Clark Wilson Clark Wilson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

No.

3.1	Amended and Restated Bylaws.

99.1	Employment Agreement dated July 13, 2006 by and between Registrant and Daniel Allen.